                             NYS DEPARTMENT OF STATE
================================================================================
FILING RECEIPT          RECLASSIFIED SHARES
================================================================================

CORPORATION NAME

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
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DATE FILED      DURATION & COUNTY CODE        FILM NUMBER       CASH NUMBER

01/09/87                    NEW               B444255-3         864281
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NUMBER AND KIND OF SHARES           LOCATION OF PRINCIPAL OFFICE


--------------------------------------------------------------------------------
COMMENTS:

*USC
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ADDRESS FOR PROCESS                       REGISTERED AGENT


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FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECK $_____   AMOUNT OF MONEY ORDER $00073.50   AMOUNT OF CASH $_____

$6.00 DOLLAR FEE TO COUNTY                $  060.00   FILING
FILER NAME AND ADDRESS                    $           TAX
NATIONAL MEDICAL HEALTH CARD              $   03.50   CERTIFIED COPY
SYSTEMS, INC.                             $           CERTIFICATE
48 HARBOR DRIVE                              010.00   MISCELLANEOUS
PT. WASHINGTON, NY  11050                 TOTAL PAYMENT $ 0000073.50

                                          REFUND OF $

                                    TO FOLLOW
================================================================================
                       GAIL S SHAFFER - SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)



      The undersigned, being the President and the Secretary, respectively, of NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., (the "Corporation"), do hereby certify and set forth:

      FIRST: The name of the corporation is: NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

      SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on July 23, 1981.

      THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect the following:

      Each of the one hundred (100) presently issued and outstanding common shares of the Corporation, of no par value, are being changed and converted hereby into two (2) common shares, no par value, resulting in an aggregate of two hundred (200) issued shares. Upon the filing of this Certificate of Amendment (i) each of the one hundred (100) presently issued and outstanding common shares no par value be changed into two (2) Common shares, no par value, and the 100 authorized but as yet unissued shares shall be cancelled, leaving a balance of -0- shares authorized but unissued.

      FOURTH: The foregoing Amendments to the Certificate of Incorporation were authorized by the Unanimous Written Consent of the Board of Directors followed by the Written Consent of the sole shareholder of the Corporation.

      IN WITNESS WHEREOF, the undersigned have subscribed this Certificate and affirm the truth of the statements hereon under penalties of perjury this 17th day of October, 1986.

                                        /s/ Martin A. Duberstain
                                        -------------------------------
                                        PRESIDENT Martin A. Duberstein



                                        /s/ Linda Portney
                                        -------------------------------
                                        SECRETARY Linda Portney

State of New York  )
                   ) ss.:                              2080
Department of State)



I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.



      Witness my hand and seal of the Department of State on JAN 09 1987



                                     /s/ GAIL S SHAFFER

                                     Secretary of State

--------------------------------------------------------------------------------
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                            ------------------------
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW
                            ------------------------

--------------------------------------------------------------------------------



                   National Medical Health Card Systems, Inc.
                                48 Harbor Drive
                         Pt. Washington, New York 11050


STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JAN 09 1987

AMT. OF CHECK $73.50
[ILLEGIBLE] $60
[ILLEGIBLE] $_____
1 [ILLEGIBLE] $3.50
[ILLEGIBLE] $_____
[ILLEGIBLE] $_____
[ILLEGIBLE] $_____
[ILLEGIBLE] $10

BY: /s/[Illegible]
    --------------